Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-189717 on Form S-3 of our report dated March 31, 2015, relating to the consolidated financial statements of KKR Financial Holdings LLC and subsidiaries, appearing in this Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 31, 2015